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                                                              Exhibit 99.B(h)(8)

                               AMENDMENT NO. 3 TO
                       SECURITIES LENDING AGENCY AGREEMENT

          This Amendment No. 3 (this "Amendment") is made as of January 1, 2006 by and among KeyBank National Association ("KeyBank" or the "Agent"), The Victory Portfolios ("VP"), The Victory Institutional Funds ("VIF") and The Victory Variable Insurance Funds ("VVIF") (VP, VIF and VVIF are each referred to as a "Principal" and, collectively, the "Principals") and Victory Capital Management Inc. (the "Adviser").

          WHEREAS, the Agent, VP and the Adviser entered into a Securities Lending Agency Agreement, dated as of August 28, 1997 (the "Agreement"), which Agreement erroneously designated the name of VP as "The Victory Funds";

          WHEREAS, the Agent, VP, VVIF and the Adviser entered into Amendment No. 1 to the Agreement on March 31, 2001;

          WHEREAS, the Agent, the Principals and the Adviser entered into Amendment No. 2 to the Agreement on February 10, 2005;

          WHEREAS, on May 25, 2005, the Boards of Trustees of the Principals approved the continued participation of the Principals in the securities lending program with KeyBank as the securities lending agent;

          WHEREAS, on May 25, 2005 the Boards of Trustees of the Principals approved modifications to the Agreement to reduce the Agent's compensation;

          WHEREAS, the Boards of Trustees of the Principals, on behalf of each series fund set forth on Exhibit A hereto below their respective names (each a "Fund" and collectively, the "Funds") individually and not jointly, have adopted Securities Lending Guidelines in the form attached hereto as Exhibit B, pursuant to which each Fund listed on Exhibit A may participate in the securities lending program established pursuant to the Agreement as modified by Amendment No. 1, Amendment No. 2 and this Amendment; and

          WHEREAS, the parties desire to amend the Agreement to reflect the modifications regarding the Agent's compensation, to become effective on June 1, 2005, and to revised the list of VP and VVIF Funds eligible to participate in the program;

          NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. DEFINITIONS. All capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Agreement.

          2. REDUCTION OF AGENT'S COMPENSATION. In the fourth line of Paragraph 9 of the Agreement, the words "forty percent (40%)," as amended to read "thirty percent (30%)"by

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Amendment No. 1, are hereby further amended to read "twenty five percent (25%).
The foregoing change shall become effective on January 1, 2006.

          3. EXHIBIT A. Exhibit A to the Amendment No. 2 is hereby deleted and replaced with Exhibit A, attached hereto, to reflect the VP and VVIF Funds eligible to participate in the securities lending program.

          4. MISCELLANEOUS. Except as expressly modified by this Amendment, all terms, conditions and provisions of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date set forth above.


THE VICTORY PORTFOLIOS, individually        THE VICTORY VARIABLE INSURANCE
and not jointly, as Principal, on           FUNDS, individually and not
behalf of the Funds set forth on            jointly, as Principal, on behalf of
Exhibit A below its name, individually      the Funds set forth on Exhibit A
and not jointly                             below its name, individually and
                                            not jointly


By:      /s/ Kathleen A. Dennis             By:      /s/ Kathleen A. Dennis
         ----------------------------                ---------------------------
Name     Kathleen A. Dennis                 Name     Kathleen A. Dennis
         ----------------------------                ---------------------------
Title:                                      Title:
         ----------------------------                ---------------------------
Address:                                    Address:
         ----------------------------                ---------------------------
         ----------------------------                ---------------------------
         ----------------------------                ---------------------------


THE VICTORY INSTITUTIONAL FUNDS,
individually and not jointly, as
Principal, on behalf of the Funds set
forth on Exhibit A below its name,
individually and not jointly,


By:      /s/ Kathleen A. Dennis
         ----------------------------
Name     Kathleen A. Dennis
         ----------------------------
Title:
         ----------------------------
Address:
         ----------------------------
         ----------------------------
         ----------------------------


KEYBANK NATIONAL ASSOCIATION                VICTORY CAPITAL MANAGEMENT INC.

By:      /s/ William R. Allen               By:       /s/ Mark H. Summers
         ----------------------------                 --------------------------
Name:    William R. Allen                   Name:     Mark H. Summers
         ----------------------------                 --------------------------
Title    Senior Vice President              Title     CAI
         ----------------------------                 --------------------------
Address: 127 Public Square                  Address:  127 Public Square
         ----------------------------                 --------------------------
         Cleveland, Ohio 44114                        Cleveland, Ohio 44114
         ----------------------------                 --------------------------

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                                                                       EXHIBIT A

                                      FUNDS

THE VICTORY PORTFOLIOS

     Balanced Fund
     Diversified Stock Fund
     Established Value Fund
     Focused Growth Fund
     Core Bond Fund
     Small Company Opportunity Fund
     Special Value Fund
     Stock Index Fund
     Value Fund

THE VICTORY VARIABLE INSURANCE FUNDS

     Diversified Stock Fund

THE VICTORY INSTITUTIONAL FUNDS

     Institutional Diversified Stock Fund

Revised      December 14, 2005

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